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                                                                EXHIBIT 10.10


                                 LOAN AGREEMENT

                Dated as of [                        ], 1996

                                      among

                          CHOICE HOTELS HOLDINGS, INC.,
                (to be renamed CHOICE HOTELS INTERNATIONAL, INC.)

                                  as Borrower,

                                       and

                               MNR FINANCE CORP.,

                                    as Lender


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                                                                               2
                                    LOAN AGREEMENT dated as of [ ], 1996, among
                           MNR Finance Corp., a Delaware corporation (the "Lender") and CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (the "Borrower" or the "Company").

                  WHEREAS, Borrower and Lender are presently wholly-owned subsidiaries of Manor Care, Inc., a Delaware corporation ("Manor Care");

                  WHEREAS, the Board of Directors of Manor Care has determined that it is in the best interest of Manor Care and the stockholders of Manor Care to distribute to the holders of Manor Care's common stock all of the outstanding shares of Borrower's common stock;

                  WHEREAS, Manor Care, Inc. has previously made a capital contribution to Lender of those certain promissory notes set forth on Schedule A herein (the promissory notes referred to collectively, the "Promissory Notes");

                  WHEREAS, Lender has previously extended credit to Borrower in the form of cash advances in the aggregate amount of $225,722,500 (the "Advances"); and

                  WHEREAS, Borrower and Lender wish to formalize the repayment terms of such previous Advances by Lender to Borrower and to amend the terms of those certain Promissory Notes and Lender and Borrower have agreed that Borrower will repay such Advances and the obligations owing under those certain Promissory Notes over a three year period, subject to the terms and conditions of this Agreement;

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

ARTICLE I.  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Following the Distribution, the Borrower and the Subsidiaries shall not be deemed to be Affiliates of Manor Care or its subsidiaries merely by virtue of such companies' having common shareholders or directors as a result of the Distribution.
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                                                                               3


         "Agreement" shall mean this Loan Agreement, as the same may be amended, restated, modified, supplemented, renewed or replaced from time to time.

         "Asset Sale" shall mean, with respect to the Borrower or any Subsidiary, any sale, transfer or other disposition of any assets or other properties (including individual business assets, patents, trademarks and other intangibles) of the Borrower or such Subsidiary, including the sale, transfer or disposition of any capital stock of or any merger or consolidation involving any Subsidiary and any issuance or sale by any Subsidiary of shares of its capital stock, other than (i) sales of inventory and used equipment in the ordinary course of business of the person (whether the Borrower or a Subsidiary) owning and selling such inventory or used equipment; (ii) sales, transfers and other dispositions of any tangible assets by the Borrower or any Subsidiary if the Borrower or such Subsidiary enters into an agreement to replace such assets with a comparable asset as soon as practicable (and in no event later than three months) after the disposition and, pending such replacement, diligently pursues the replacement thereof, and the fair market value of the replacement asset is substantially equivalent to or exceeds that of the asset so disposed of; (iii) sales, transfers and other dispositions of any assets to the Borrower or any Subsidiary; (iv) Sale and Lease-Back Transactions; (v) sales by the Borrower or Subsidiaries of assets acquired from persons other than the Borrower or other Subsidiaries, which sales occur not more than 12 months after the respective dates on which such assets were acquired and (vii) the Distribution and transactions contemplated in the Form 10.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP applied on a consistent basis.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Stewart Bainum and his family shall own directly or indirectly, beneficially or of record, shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, except that such a person or group may own directly or indirectly, beneficially or of record, shares representing not more than 20% of the aggregate voting power represented by

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                                                                               4


the issued and outstanding capital stock of the Borrower if such person or group reports and continues to report such ownership on Schedule 13G (filed pursuant to Rule 13d-1(b), Rule 13d-1(c), or, in the case of amendments, Rule 13d-2(b), of the Securities and Exchange Commission as in effect on the date hereof); (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither
(i) nominated by the management of the Borrower or by the Nominating Committee of the Borrower's board of directors in connection with an annual meeting of the stockholders of the Borrower, nor (ii) appointed by directors so nominated; or
(c) any person or group other than Stewart Bainum and his family shall otherwise directly or indirectly Control the Borrower. Notwithstanding the foregoing, if a trust or foundation or other entity established by Stewart Bainum or his family holds shares representing in excess of 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and Stewart Bainum or his family Controls such trust or foundation or such other entity and the vote of such shares held by such trust or foundation or such other entity and Stewart Bainum and his family remain in Control of the Borrower, there shall be no Change in Control for purposes of this Agreement; provided, however, that any transfer of such shares by Stewart Bainum, such trust or such foundation or such other entity shall stand on its own merits for purposes of this Agreement.

         "Choice Hotels Franchising" shall mean Choice Hotels International, Inc., a Delaware corporation, to be renamed Choice Hotels Franchising, Inc. following the Distribution.

         "Closing Date" shall mean the Distribution Date.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Consolidated EBITDA" shall mean, for any period, without duplication, the sum for such period of (a) Consolidated Net Income, (b) depreciation and amortization expense, (c) Consolidated Interest Expense, (d) provisions for income tax expense, (e) restructuring charges incurred in connection with the Distribution and (f) non-cash charges related to the impairment of assets (pursuant to FAS 121), all as determined in accordance with GAAP consistently applied.

         "Consolidated Funded Indebtedness" means, as of any date of determination, all obligations accounted for as indebtedness on a consolidated balance sheet of the Borrower on such date, in accordance with GAAP consistently applied, whether such obligations are classified as long-term or short-term.
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                                                                               5


         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" shall mean, for any period, gross total expenses of the Borrower and its consolidated Subsidiaries accounted for as interest expense (including capitalized interest determined in accordance with GAAP consistently applied) for such period, including (i) the portion of rental payments under Capital Lease Obligations deemed to represent interest in accordance with GAAP consistently applied, (ii) the amortization of debt discounts, (iii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, all as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received with respect to interest rate protection agreements entered in to as a hedge against interest rate exposure.

         "Consolidated Leverage Ratio" shall mean the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA. In the event the Borrower shall complete, directly or through a Subsidiary, an acquisition or divestiture of any Person or business unit during any period, the Consolidated Leverage Ratio as of the end of and for such period shall thereafter be determined on a pro forma basis as if such acquisition or divestiture had been completed on the first day of such period.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP consistently applied.

         "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied.

         "Consolidated Total Assets" shall mean, as at any date of determination, the total assets of the Borrower and its consolidated Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP consistently applied.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto; provided, however, the existence of a management contract by the Borrower or one of its Affiliates to manage another entity shall not be deemed to be Control.
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         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Distribution" shall mean the distribution by Manor Care to its shareholders of all the capital stock of Borrower in the manner, on the terms and with the results set forth in the Form 10.

         "Distribution Date" shall mean the date determined by the Board of Directors of Manor Care as the date of which the Distribution shall be effected.

         "dollars" or "$" shall mean dollars in lawful currency of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Event of Default" shall have the meaning assigned to such term in
Article VI.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

         "Form 10" shall mean the registration statement on Form 10 under the Securities Exchange Act of 1934 of the Borrower filed with the Securities and Exchange Commission on July 11, 1996, as amended and distributed to the Lenders prior to the date hereof.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement
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                                                                               7


condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Hotel Properties" shall mean the properties set forth on Schedule 1.01, including fixtures and personalty associated therewith.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit (other than (x) documentary letters of credit (including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to obligations of such person that are fully accounted for as liabilities in the financial records of such person) and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Interest Payment Date" shall mean, with respect to the Loan, the last Business Day of each November, February, May, and August, commencing on the first of such days to occur after the date hereof.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

         "Loan" shall mean the Loan hereunder as defined in Section 2.01.

         "Loan Documents" shall mean this Agreement and the Note.
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         "Manor Care Note" shall mean (a) Indebtedness of the Borrower to MNR
Finance Corp., a subsidiary of Manor Care, in an aggregate principal amount not in excess of $225,722,500 having a three year term and bearing interest at a rate equal to 9% per annum, and (b) any Indebtedness that renews, extends, refinances or replaces the Manor Care Note; provided, however, that the Indebtedness that extends, renews, refinances or replaces the Manor Care Note has (i) a maturity and schedule of principal or redemption payments no earlier than that of the Manor Care Note and (ii) an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Manor Care Note.

         "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, property or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole.

         "Maturity Date" shall mean the third anniversary of the date hereof.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Non-Recourse Hotel Indebtedness" shall mean Indebtedness, incurred solely in respect of a Hotel Property, (i) as to which neither the Borrower nor any Subsidiary (x) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other assurances regarding repayment, (y) is directly or indirectly personally liable or (z) constitutes the lender and (ii) the obligees of which will have recourse solely against the assets comprising such Hotel Property for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness.

         "Note" shall mean the promissory note of Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrower to repay the Loan.

         "Obligations" shall mean (a) the Borrowers' obligations in respect of the due and punctual payment of principal of and interest on the Loan when and as due whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document and (c) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party.
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                                                                               9


         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                  (b) investments in commercial paper having credit ratings of at least A-1 from S&P and P-1 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $200,000,000;

                  (d) investments in the ordinary course of business in customary repurchase agreements with respect to freely marketable, short-term securities of the type customarily subject to repurchase agreements; and

                  (e) other readily marketable debt and equity securities traded on national securities exchanges or on other nationally recognized markets, including over-the-counter markets.

         "person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any agency or political subdivision thereof.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Company or any ERISA Affiliate.

         "Prime Rate" shall mean the rate published by Chase Manhattan Bank, N.A. as its prime rate from time to time.

         "Proceeds" shall mean, with respect to any Asset Sale, (a) the gross amount of consideration or other amounts payable to or receivable by the Borrower or a Subsidiary in respect of such Asset Sale, less (b) the amount, if any, of all estimated taxes payable with respect to such Asset Sale whether or not payable during the taxable year in which such Asset Sale shall have occurred, and less (c) reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Borrower or a Subsidiary or Affiliate of the Borrower) which are incurred in connection with such Asset Sale

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and are payable by the seller or the transferor of the assets or property to which such Asset Sale relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a) above. For purposes of determining Proceeds, the value of all noncash consideration payable or receivable by the Borrower or any Subsidiary, as the case may be, shall be the fair market value of such noncash consideration as determined in good faith by the Borrower and the Borrower shall provide to the Agent a certificate of a Financial Officer of the Borrower with respect to the fair market value of such consideration, in form and substance reasonably satisfactory to the Agent.

         "Promissory Notes" shall have the meaning set forth in the preamble to this Agreement.

         "Quality Hotels" shall mean Quality Hotels Europe, Inc., a Subsidiary.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Sale and Lease-Back Transaction" shall mean any arrangement, directly or indirectly, with any person whereby such person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         "Significant Subsidiary" shall mean at any time (a) Choice Hotels Franchising, (b) any Subsidiary of the Borrower with revenues during the fiscal year of the Borrower most recently ended greater than or equal to 5% of the total revenues of the Borrower and its Subsidiaries during such year, computed and consolidated in accordance with GAAP consistently applied ("Consolidated Revenues"), (c) any Subsidiary of the Borrower with assets as of the last day of the Borrower's most recently ended fiscal year greater than or equal to 5% of the total assets of the Borrower and its Subsidiaries at such date, computed and consolidated in accordance with GAAP consistently applied ("Consolidated Assets"), (d) any Subsidiary with stockholder's equity as of the last day of the Borrower's most recently ended fiscal year greater than or equal to 5% of the stockholder's equity of the Borrower and the Subsidiaries at such date, computed and consolidated in accordance with GAAP consistently applied ("Net Stockholders' Equity"), (e) any Subsidiary designated in writing by the Borrower as a Significant Subsidiary, (f) any Subsidiary created or acquired by the Borrower after the date hereof that falls within or that comes to meet one of clauses (a) through (e) or (g) any Subsidiary in existence on the date hereof which comes to meet one of clauses (a) through (e) after the date hereof; provided, however, that if at any time (x) the aggregate revenues of all Subsidiaries that are Significant Subsidiaries during any fiscal year of the Borrower shall not equal or exceed 90% of Consolidated Revenues for such fiscal year, (y) the aggregate assets of all Subsidiaries that are Significant Subsidiaries as of the last day of any fiscal year of the Borrower shall not equal or exceed 90% of Consolidated Assets at such date, or (z) the aggregate stockholders' equity of all Subsidiaries that are Significant Subsidiaries as of the last day of any fiscal year of the Borrower shall not equal or exceed 90% of Net Stockholders' Equity at such date, then the term Significant Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of clauses
(x), (y) and (z) above shall continue to be true. For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Significant Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such percentage.

         "SPC" shall mean a special purpose corporation formed by the Borrower as a wholly owned Subsidiary and possessing only Hotel Properties as assets.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower.

         "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding

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masculine, feminine and neuter forms. The words "include", "includes" and
"including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Company's audited financial statements referred to in Section 3.05.

ARTICLE II.  AMOUNT AND TERMS OF THE LOAN

         SECTION 2.01. Amount of the Loan. Subject to the terms and conditions hereof, Lender and Borrower agree to (a) refinance all obligations owed by Borrower to Lender pursuant to those certain Promissory Notes of Borrower held by Lender and (b) formalize the repayment obligations of Borrower for the Advances previously made by Lender to Borrower in the form of a term loan to Borrower in an aggregate principal amount of $225,722,500 (the "Loan"). Upon execution of this Agreement and the Note, the Lender shall surrender the Promissory Notes to Borrower for cancellation.

         SECTION 2.02. The Note. Borrower shall execute and deliver to Lender a
Note in the form of Exhibit A to evidence the Loan, such Note to be in the principal amount of the Loan. The Note shall be held by Lender or its designee. The Note shall (a) be dated as of the date hereof, (b) be stated to mature on the Maturity Date and (c) bear interest for the period from the date hereof to the Maturity Date on the unpaid principal amount thereof from time to time outstanding as provided in subsection 2.4(a). Interest on the Note shall be payable as specified in subsection 2.4(b).

         SECTION 2.03. Optional Prepayments. Borrower may repay at any time the Loan made hereunder, in whole or in part, without premium or penalty, upon irrevocable notice to Lender by 12:00 P.M. at least five business days prior to the date of prepayment, specifying the date and amount of prepayment. If such notice is given, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in aggregate principal amount of $1,000,000 (or a whole multiple thereof) or if a lesser amount of the Loan remains outstanding, then prepayment shall be made in the full aggregate amount of the Loan outstanding, unless such prepayment is being paid pursuant to Section 5.06.

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         SECTION 2.04. Interest Rate and Payment Dates. (a) The Loan shall bear interest on the outstanding principal amount, for each day from the date the Loan is made until it becomes due, at a rate per annum equal to 9% for such day. Interest shall be calculated on the basis of a 360 day year.

         (b) Interest shall be payable in arrears on each Interest Payment Date.

         (c) Any overdue interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the greater of (i) the Prime Rate plus 200 basis points for such day or
         (ii) 11%.

         SECTION 2.05 Payments. All payments (including prepayments) to be made by Borrower on account of principal and interest shall be made to the Lender without set-off, deduction or counterclaim in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the interest rate set forth in
Section 2.4(a) during such extension.

         SECTION 2.06. Indemnity. The Borrower shall indemnify the Lender against any loss or expense which such Lender may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable at the due date thereof (whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise).

         SECTION 2.07. Taxes. (a) Any and all payments by any Borrower hereunder shall be made, in accordance with Section 2.5, free and clear of and without deduction for any and all present or future taxes, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) estimated taxes deducted to arrive at Proceeds, (ii) taxes imposed on the Lender's (or any transferee's or assignee's, (any such entity a "Transferee")) net income and (iii) franchise taxes imposed on the Lender (or Transferee) by any jurisdiction or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (or any Transferee), (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender (or Transferee, as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Borrower shall indemnify Lender (or Transferee) for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender (or Transferee) and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date Lender (or Transferee) makes written demand therefor, which demand may be made after Lender (or Transferee) in its sole discretion (reasonably exercised) and at the sole expense of the applicable Borrower, determines to challenge or contest such assertion of Taxes or Other Taxes. After the Borrower makes full payment to the Lender (or Transferee) with respect to such indemnification for Taxes or Other Taxes asserted, if Lender (or Transferee) believes in its sole discretion that reasonable grounds exist to challenge or contest the Taxes or Other Taxes imposed, then Lender (or Transferee) shall so contest or challenge in good faith the Taxes or Other Taxes asserted, which contest or challenge shall be at the sole expense of Borrower. If Lender (or Transferee) shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by Borrower, apply for such refund at the Borrower's reasonable out-of-pocket expense. If Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from Borrower hereunder it shall promptly notify Borrower of such refund and shall promptly upon receipt repay such refund to Borrower, net of all out-of-pocket expenses of Lender and without interest; provided, however, that Borrower, upon the request of Lender (or Transferee), agrees to return such refund (plus penalties, interest or other charges) to Lender (or Transferee) in the event Lender (or Transferee) is required to repay such refund.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by Borrower in respect of any payment to Lender (or Transferee), Borrower will furnish to Lender, at its address referred to in Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lender that:

         SECTION 3.01. Authorization; No Violations. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party and the borrowings hereunder by the Borrower (collectively, the "Transactions")
(a) have been duly authorized by all requisite action, including, if required, stockholder action on the part of the Borrower, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

         SECTION 3.02. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

         SECTION 3.03. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Borrower to the Lender in connection with any Loan Document will contain any material misstatement of fact or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they will be made, not misleading.

ARTICLE IV.  AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of the Subsidiaries to:

         SECTION 4.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 5.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (except for the Distribution); comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 4.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         SECTION 4.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful and valid claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such

Subsidiary shall have set aside on its books adequate reserves with respect thereto.

         SECTION 4.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Lender:

                  (a) within 100 days after the end of each fiscal year, its audited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Arthur Andersen & Co. or other independent public accountants of recognized national standing acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the Financial Officers of the Borrowers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm or Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in Sections 5.06, 5.13, 5.14 and 5.15;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

         SECTION 4.05. Litigation and Other Notices. Furnish to the Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could reasonably be anticipated to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

         SECTION 4.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $500,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

         SECTION 4.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP consistently applied and upon reasonable notice by any Lender permit any representatives designated by such Lender, subject to Section 7.16 of this Agreement, to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 4.08. Ownership. Subject to 5.05, maintain Quality Hotels as a wholly owned Subsidiary, except that shares representing up to 10% of the shares of any class of the capital stock of Quality Hotels (but not representing more than 10% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Quality Hotels) may be sold to certain members of management, and maintain Choice Hotels Franchising as a Subsidiary in which the Borrower owns shares representing not less than 88.9% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Choice Hotels Franchising. Continue to own, directly or indirectly, the operations of Choice Hotels Franchising substantially as they exist on the date hereof.

ARTICLE V.  NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid unless the Lender shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any of the Subsidiaries to:

         SECTION 5.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except (without duplication):

                  (a) Indebtedness existing on the date hereof and set forth in
         Schedule 5.01(a) and any extensions, renewals or replacements of existing mortgages and Capital Lease Obligations; provided, however, that (i) the principal amount of any such extension, renewal or replacement shall not exceed the principal amount of the mortgage or

         Capital Lease Obligation so extended, renewed or replaced, (ii) the mortgage or Capital Lease Obligation so extended, renewed or replaced shall not be secured by any property or asset that was not already pledged to secure the existing mortgage or Capital Lease Obligation, and (iii) such extension, renewal or replacement is not on terms materially more restrictive to the Borrower or its Subsidiaries or materially less favorable to the Lenders than the mortgage or Capital Lease Obligation so extended, renewed or replaced;

                  (b) Indebtedness represented by the Loan Documents; provided, however, that Indebtedness consisting of commercial paper of the Borrower may also be incurred pursuant to this clause (b) to the extent the sum of such Indebtedness and the aggregate principal amount of Loans then outstanding do not exceed the Advances at such time (subject to Section 5.01(n) to the extent in excess of $100,000,000).

                  (c) Indebtedness incurred upon the acquisition of any property or asset secured by Liens on such property or asset in accordance with 5.02(b); provided, however, that the amount of such Indebtedness shall not exceed the purchase price of any such property or asset;

                  (d) Indebtedness secured by Liens permitted under 5.02(i), 5.02(j) or 5.02(m);

                  (e) Indebtedness of Subsidiaries existing at the time they are acquired by the Borrower and not incurred in contemplation of such acquisition;

                  (f) other Indebtedness of Subsidiaries not prohibited by
         Section 5.09;

                  (g) Indebtedness of (i) the Borrower to any wholly owned Subsidiary, Choice Hotels Franchising or Quality Hotels; (ii) any wholly owned Subsidiary, Choice Hotels Franchising or Quality Hotels to the Borrower; and (iii) any Subsidiary, Choice Hotels Franchising or Quality Hotels to any wholly owned Subsidiary (or to Choice Hotels Franchising or Quality Hotels) (for the purposes of this clause (g), "wholly owned Subsidiary" includes any wholly owned subsidiary of Choice Hotels Franchising and/or Quality Hotels, any Subsidiary that would otherwise constitute a wholly owned Subsidiary but for directors' qualifying shares or similar matters, and any Subsidiary the only direct shareholders, members or participants in which are wholly owned Subsidiaries, Choice Hotels Franchising or Quality Hotels);

                  (h) Indebtedness represented by notes or letters of credit issued for the account of the Borrower or any Subsidiary in connection with insurance policies and in a form substantially similar to the notes or letters of credit issued for the account of the Borrower or any Subsidiary set forth in Schedule 5.01(h) issued in connection with existing insurance policies of the Borrower or such Subsidiary;

                  (i) Indebtedness represented by utility bonds, performance bonds, state self insurance bonds and miscellaneous other bonds other than those existing on the date hereof and listed in Schedule 5.01(a) (including any extensions, renewals and replacements), the aggregate principal amount of such Indebtedness at any one time not to exceed $20,000,000 (subject to Section 5.01(n) to the extent in excess of $20,000,000);

                  (j) Indebtedness of the Borrower consisting of Guarantees in connection with pension and deferred compensation arrangements arising in connection with the Distribution; provided, however, that the aggregate amount of such Indebtedness shall not exceed $40,000,000;

                  (k) Indebtedness consisting of the Manor Care Note;

                  (l) Non-Recourse Hotel Indebtedness; provided, that, so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the proceeds of the incurrence of such Non-Recourse Hotel Indebtedness shall be applied solely to prepay amounts outstanding under the Manor Care Note;

                  (m) Indebtedness consisting of Sale and Lease-back Transactions permitted under Section 5.03; and

                  (n) other unsecured Indebtedness of the Borrower in an aggregate principal amount at any one time outstanding not to exceed $100,000,000; provided, however, that the covenants and events of default contained in any such Indebtedness with an aggregate principal amount in excess of $10,000,000 shall not be more restrictive of the Borrower and its Subsidiaries than those in this Agreement; and provided further, that the aggregate amount of Guarantees by the Borrower may not exceed $50,000,000.

         SECTION 5.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights (excluding rights of first refusal) in respect of any thereof, except (without duplication):

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 5.02; provided, however, that such Liens shall secure only those obligations which they secure on the date hereof except as otherwise permitted hereunder;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

                  (c) Liens for taxes not yet due or which are being contested in compliance with Section 4.03;

                  (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 4.03;

                  (e) statutory liens of landlords in respect of property leased by the Borrower or any Subsidiary;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary and liens securing refinancings of existing mortgages; provided, however, that the aggregate principal amount of the Indebtedness secured by such security interests does not exceed $50,000,000; and provided further, that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition, or construction or refinancing, (ii) the Indebtedness secured thereby does not exceed 80% of the fair market value of the subject real property, improvements or equipment at the time of such acquisition, construction or refinancing, and (iii) such security interests do not apply to the subject property or assets of the Borrower or any Subsidiary other than the purchased property or assets or the property or assets subject to the mortgage being refinanced, as the case may be;

                  (j) mortgages on properties listed on Schedule 5.02(j); provided, however, that (i) such mortgages do not apply to the property or assets of the Borrower or any Subsidiary other than the scheduled properties and (ii) the aggregate principal amount of the Indebtedness secured by such security interests does not exceed $100,000,000;

                  (k) Liens created in favor of the Lenders;

                  (l) Liens securing Indebtedness incurred pursuant to Sections 5.01(l) or 5.09(ii); and

                  (m) other Liens to secure Indebtedness of the Borrower or any Subsidiary; provided, however, that the aggregate principal amount of the Indebtedness so secured at any time, when added to the net book value of all property the subject of Sale and Lease-Back Transactions (other than Sale and Lease-back Transactions referred to in the proviso to Section 5.03) at such time, does not exceed 15% of Consolidated Total Assets at such time.

         SECTION 5.03. Sale and Lease-Back Transactions. Enter into any Sale and Lease-Back Transaction unless immediately thereafter the net book value of all property the subject of Sale and Lease-Back Transactions, when added to the aggregate principal amount of Indebtedness of the Borrower or any Subsidiary secured at such time by Liens permitted only under Section 5.02(m), does not exceed 10% of Consolidated Total Assets at such time; provided, however, that this Section 5.03 shall be deemed not to apply to any Sale and Lease-back Transaction entered into by an SPC so long as (i) neither the Borrower nor any other Subsidiary (x) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other assurances regarding repayment, (y) is directly or indirectly personally liable or (z) is the lessor and (ii) the obligees will have recourse solely against the assets of such SPC for repayment of the amounts owed in connection with such Sale and Lease-back Transaction and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Sale and Lease-back Transaction; and provided further, that, so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the proceeds of such Sale and Lease-back Transaction shall be applied solely to prepay amounts outstanding under the Manor Care Note.

         SECTION 5.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, comparable ownership interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) the investments and guarantees existing on the date hereof set forth on Schedule 5.04 and investments by the Borrower or any Subsidiary in the capital stock or comparable ownership interests of the Subsidiaries, including by means of contributions by any Subsidiary of Hotel Properties to the Borrower or a Subsidiary;

                  (b) loans or advances by the Borrower to Subsidiaries or by Subsidiaries to the Borrower or other Subsidiaries;

                  (c) purchases by the Borrower of the capital stock of Quality Hotels held by Alain Ammar pursuant to rights held by Alain Ammar as of the date hereof;

                  (d) Guarantees permitted under Section 5.01(j);

                  (e) Permitted Investments; and

                  (f) other investments, capital contributions, loans and advances not to exceed at any time 15% of Consolidated Total Assets at such time.

         SECTION 5.05. Mergers and Consolidations. Mergers and Consolidations. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets whether now owned or hereafter acquired, except that:

                  (a) (i) the Borrower may merge or consolidate with a Subsidiary or (ii) a Subsidiary may merge or consolidate with the Borrower so long as the Borrower is the surviving entity;

                  (b) any Subsidiary may merge or consolidate with any Subsidiary;

                  (c) the Borrower or any Subsidiary may merge or consolidate with another person; provided, however, that:

                                    (i) the Borrower or such Subsidiary is the
                  surviving entity;

                           (ii) no Event of Default or event which, with notice
                  or the passage of time or both, would constitute an Event of Default exists after giving effect to such merger or consolidation; and

                           (iii) the Lender shall receive a certificate signed
                  by a Financial Officer of the Borrower, confirming compliance with clause (ii) above;

                  (e) the Borrower and the Subsidiaries may consummate the Distribution.

         SECTION 5.06. Asset Sales. Consummate any Asset Sale, other than (i) sales of receivables for collection (and not for financing or factoring purposes) in the ordinary course of business, (ii) Asset Sales which, when added to the Proceeds from all other Asset Sales previously consummated in the same fiscal year, would not exceed 10% of Consolidated Total Assets as of the end of the preceding fiscal year, and (iii) Asset Sales, in a single transaction or series of transactions, of Hotel Properties or the SPC; provided that no Asset Sale referenced in clause (iii) above shall be permitted if (a) a Default has occurred or would occur after giving effect to such Asset Sale, or (b) so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the net proceeds of such Asset Sale are used other than to prepay (x) amounts outstanding under the Manor Care Note or (y) Indebtedness secured by Liens on the Hotel Properties that are the subject of such Asset Sale.

         SECTION 5.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may (a) consummate the Distribution or (b) engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties or (ii) between or among the Borrower and its wholly owned Subsidiaries.

         SECTION 5.08. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it or related or collateral activities in the hospitality, travel or franchise-related industries.

         SECTION 5.09. Subsidiary Indebtedness. Permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness except:

                  (i) any Indebtedness permitted by Section 5.01;

                  (ii) Indebtedness of any SPC in the form of collateralized mortgage obligations or obligations under a real estate investment trust; provided, however, that, in respect of such Indebtedness, (i) neither the Borrower nor any other Subsidiary (x) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other assurances regarding repayment, (y) is directly or indirectly personally liable or (z) is the lender and (ii) the obligees will have recourse solely against the assets of SPC for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness; and provided further, that, so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the proceeds of the incurrence of such Indebtedness shall be applied solely to prepay amounts outstanding under the Manor Care Note; and

                  (iii) other Indebtedness of any Subsidiary; provided, however, that the aggregate principal amount (the "Subsidiary Debt Amount") outstanding of all such other Indebtedness of all Subsidiaries (excluding amounts permitted under clause (i) above) may not exceed 15% of Consolidated Total Assets at such time; provided further, however, that, at any time during which the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the Subsidiary Debt Amount may not exceed 5% of Consolidated Total Assets at such time.

         SECTION 5.10. Agreements. Permit any Subsidiary to enter into any agreement or incur any obligation the terms of which would impair the ability of any Subsidiary to pay dividends, to make intercompany loans or advances or to make distributions (it being agreed that this Section shall not be breached by any such agreement or obligation binding upon a Subsidiary at the time it becomes a Subsidiary and not incurred in contemplation of its becoming a Subsidiary).

         SECTION 5.11. Fiscal Year and Accounting Practices. Change its fiscal year end or accounting practices from those in effect at May 31, 1996, other than as required by GAAP.

         SECTION 5.12. No Further Negative Pledges. Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured.

         SECTION 5.13. Minimum Consolidated Net Worth. In the case of the Borrower, permit its Consolidated Net Worth at any time to be less than the greater of (i) the sum of (x) $75,000,000, (y) 50% of the Borrower's Consolidated

Net Income accrued during the period (treated as one accounting period) commencing on the date of the Distribution and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 4.04 (which amount shall not include Consolidated Net Income for any fiscal quarter in which the Borrower's Consolidated Net Income is negative) and (z) the aggregate net cash proceeds received by the Borrower from the issuance or sale of its capital stock since the date hereof, and (ii) the sum of (W) the amount that is equal to 75% of the Borrower's Consolidated Net Worth as of the last day of the month in which the Distribution occurs plus (X) 50% of the Borrower's Consolidated Net Income accrued during the period (treated as one accounting period) commencing on the date on which the Distribution occurs, and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 4.04 (which amount shall not include Consolidated Net Income for any fiscal quarter in which the Borrower's Consolidated Net Income is negative), plus (Y) the aggregate net cash proceeds received by the Borrower from the issuance or sale of its capital stock since the date hereof, minus (Z) an amount equal to the decrease, if any, in the Borrower's Consolidated Net Worth (as measured at the date of the Distribution) resulting from the sale, transfer or other disposition of Hotel Properties or an SPC.

         SECTION 5.14. Consolidated Leverage Ratio. In the case of the Borrower, permit the Consolidated Leverage Ratio as of the last day of and for any period of four fiscal quarters ending during the period from and including the date hereof through the Maturity Date to exceed (i) 3.75 to 1.0, at any time during which the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, and (ii) 3.25 to 1.0, at any other time. The Consolidated Leverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

         SECTION 5.15. Consolidated Interest Coverage Ratio. In the case of the Borrower, permit its Consolidated Interest Coverage Ratio at any time during the period from and including the date hereof through the Maturity Date to be less than (i) 3.25 to 1.0, at any time during which the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, and (ii) 3.75 to 1.0, at any other time. The Consolidated Interest Coverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

         SECTION 5.16. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that any Subsidiary may declare and pay dividends or make other distributions to the Borrower or another Subsidiary; and provided, further, that nothing contained in this Section 5.16 shall prevent the transfer of assets to an SPC if such transfer is otherwise permitted by this Agreement.

ARTICLE VI.  EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made (such representation or warranty being deemed made as provided in Section 3.01) in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on the Loan or any Fee or any other amount (other than an amount referred to in clause
         (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

         (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 4.01(a) or 4.05 or in Article V;

         (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses
         (b), (c) and (d) above) and such default shall continue unremedied for a period of five Business Days after notice thereof from the Lender to the Borrower;

         (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in an aggregate principal amount in excess of $10,000,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
         (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

         (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Lender or after the receipt by the Lender of the statement required pursuant to Section 4.06, the Lender shall have notified the Borrower in writing that (i) it has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

         (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 in any year;

         (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000; or

         (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Lender shall, by notice to the Borrower, declare the Loan then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower described in clause (g) or (h) above, the principal of the Loan then outstanding, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VII.  MISCELLANEOUS

         SECTION 7.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

         (a) if to the Borrower at 10750 Columbia Pike, Silver Spring, Maryland 20901, Attention of General Counsel; and

         (b) if to the Lender, at 11555 Darnestown Road, Gaithersburg, Maryland, 20878-3200, Attention of General Counsel.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01.

         SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans, and the execution and delivery to the Lender of the Notes evidencing such Loans, regardless of any investigation made by the Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 7.03. Binding Effect. This Agreement shall become effective on the Distribution Date, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that Borrower may not assign or delegate its rights or obligations hereunder or any interest herein without the prior consent of the Lender.

         SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.05. Expenses; Indemnity. (a) Borrower agrees to pay all reasonable out-of-pocket expenses incurred by Lender and its Affiliates in connection with the preparation of this Agreement and the other Loan Documents and the syndication of the facilities provided for herein or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of their rights (as such rights may relate to any Borrower or any Subsidiary) in connection with this Agreement and the other Loan Documents or in connection with the Loan made or the Notes issued hereunder, including counsel for Lender, including the allocated costs of in-house counsel.

         (b) The Borrower agrees to indemnify the Lender and its respective directors, officers, employees, agents and Affiliates (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loan or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or misconduct of such Indemnitee. Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person shall notify the Borrower of such complaint or of the commencement of such action or proceeding, but failure so to notify the Borrower will relieve Borrower from any liability which Borrower may have hereunder only if, and to the extent that such failure results in the forfeiture by Borrower of substantial rights and defenses, and shall not in any event relieve Borrower from any other obligation or liability that Borrower may have to any Indemnitee otherwise than under this Agreement. If Borrower so elects or is requested by such Indemnitee, Borrower shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of the reasonable fees and disbursements of such counsel. In the event, however, such Indemnitee reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or targets of, any such action or proceeding include both the Indemnitee and Borrower, and such Indemnitee reasonably concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to Borrower or if Borrower fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnitee, in either case in a timely manner, then the Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and Borrower shall pay the reasonable fees and disbursements of such counsel. In any action or proceeding the defense of which Borrower assumes, the Indemnitee shall have the right to participate in such litigation and to retain its own counsel at the Indemnitee's own expense. Borrower further agrees that it shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not an Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding or (ii) a covenant not to sue each Indemnitee, or another similar alternative which is consented to by each Indemnitee party to such claim, action, suit or proceeding, which covenant not to sue or other approved alternative has the effect of an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding.

         (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 7.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement and other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

         SECTION 7.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PRINCIPLES OR PROVISIONS.

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by
Section 8.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on the Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on the Loan, without the prior written consent of each holder of a Note affected thereby, or (ii) amend or modify the provisions of this Section without the prior written consent of Lender. Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 7.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable under the Note held by Lender, together with all Charges payable to Lender, shall be limited to the Maximum Rate.

         SECTION 7.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 7.11. Waiver of Jury Trial; Punitive Damages. Each party hereto hereby waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents and (b) any claims for punitive damages (to the extent such claims arise from the use of proceeds of the Loans for the purpose of acquisitions). Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

         SECTION 7.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.03.

         SECTION 7.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.15. Jurisdiction; Consent to Service of Process; Judgment Currency. (a) Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Maryland State court or Federal court of the United States of America sitting in Maryland, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Maryland court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

         (b) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any Maryland or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 7.16. Confidentiality. Unless otherwise agreed to in writing by the Company, Lender hereby agrees to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any person other than the Lender's directors, officers, employees, Affiliates and agents and to actual, and then only on a confidential basis; provided, however, that Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants, (c) as requested or required by any state or Federal or foreign authority or examiner regulating banks or banking or (d) subject to appropriate confidentiality projections, in any legal proceedings between Lender and Borrower arising out of this Agreement. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of their Affiliates which has been furnished by Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by Lender not permitted by this Agreement, (y) was obtained or otherwise became available Lender on a nonconfidential basis prior to its disclosure to Lender by Borrower or any of its Affiliates or (z) becomes available to Lender on a nonconfidential basis from a person other than Borrower or its Affiliates who, to the best knowledge of Lender, as the case may be, is not otherwise bound by a confidentiality agreement with Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to Lender. If the foregoing provision is inconsistent with the undertakings of the Borrower and the Lender and their respective Affiliates in agreements executed in connection with the Distribution, the confidentiality provisions of each agreement shall also govern herein.

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    CHOICE HOTELS INTERNATIONAL, INC.,
                                    as Borrower,

                                    By: ___________________________________
                                    Name:
                                    Title:



                                    MNR FINANCE CORP., as Lender



                                    By: ___________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                      NOTE

$[            ]                                              NEW YORK, NEW YORK
                                                                [       ], 1996


                  FOR VALUE RECEIVED, the undersigned [Name of Borrower], a [ ] corporation ("Borrower"), hereby unconditionally promises to pay to the order of MNR Finance Corp. (the "Lender"), the principal amount of [ ] dollars ($[ ]) on the Maturity Date pursuant to the terms of the Loan Agreement referred to below. The undersigned further promises to pay interest on the unpaid principal amount hereof a rate of [ ]% per annum on the dates set forth in the Loan Agreement.

                  This Note is the Note referred to in the Loan Agreement dated as of [ ], 1996 between the Borrower and the Lender (as the same may be amended from time to time, the "Loan Agreement"). Terms used herein and not defined shall have the meaning ascribed to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                  This Note shall be governed by and construed and interpreted in accordance with the New York law.


                                     [Name of Borrower]

                                     By: ___________________________
                                     Name:
                                     Title:

                                SCHEDULE TO NOTE

                                       of

                               [Name of Borrower]
                                 Dated [ ], 1996

                  Amount                Amount of
Notation
Date              of Loan           Principal Repaid                  Date
----              -------           ----------------                  ----
Made By
-------

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
                                   SCHEDULE A

                List of Capital Contributions by Manor Care, Inc.

                                   SCHEDULE B

                            List of Owned Properties

                                TABLE OF CONTENTS

ARTICLE I.    DEFINITIONS......................................................................................   2
         SECTION 1.01.  Defined Terms. ........................................................................   2
         SECTION 1.02.  Terms Generally........................................................................  11

ARTICLE II.  ..................................................................................................  12
         SECTION 2.01.  Amount of the Loan.....................................................................  12
         SECTION 2.02.  The Note...............................................................................  12
         SECTION 2.03.  Optional Prepayments...................................................................  12
         SECTION 2.04.  Interest Rate and Payment Dates........................................................  13
         SECTION 2.05   Payments...............................................................................  13
         SECTION 2.06.  Indemnity..............................................................................  13
         SECTION 2.07.  Taxes..................................................................................  13

ARTICLE III.  REPRESENTATIONS AND WARRANTIES...................................................................  15
         SECTION 3.01.  Authorization; No Violations...........................................................  15
         SECTION 3.02.  Enforceability.........................................................................  15
         SECTION 3.03.  No Material Misstatements. ............................................................  15

ARTICLE IV.   AFFIRMATIVE COVENANTS............................................................................  15
         SECTION 4.01.  Existence; Businesses and Properties...................................................  16
         SECTION 4.02.  Insurance..............................................................................  16
         SECTION 4.03.  Obligations and Taxes..................................................................  16
         SECTION 4.04.  Financial Statements, Reports, etc.....................................................  17
         SECTION 4.05.  Litigation and Other Notices...........................................................  18
         SECTION 4.06.  ERISA..................................................................................  18
         SECTION 4.07.  Maintaining Records; Access to Properties and Inspections..............................  19
         SECTION 4.08.  Ownership..............................................................................  19

ARTICLE V.    NEGATIVE COVENANTS...............................................................................  19
         SECTION 5.01.  Indebtedness...........................................................................  19
         SECTION 5.02.  Liens..................................................................................  21
         SECTION 5.03.  Sale and Lease-Back Transactions.......................................................  23
         SECTION 5.04.  Investments, Loans and Advances........................................................  23
         SECTION 5.05.  Mergers and Consolidations.............................................................  24
         SECTION 5.06.  Asset Sales............................................................................  25
         SECTION 5.07.  Transactions with Affiliates...........................................................  25
         SECTION 5.08.  Business of Borrower and Subsidiaries..................................................  25
         SECTION 5.09.  Subsidiary Indebtedness................................................................  25

         SECTION 5.10.  Agreements.............................................................................  26
         SECTION 5.11.  Fiscal Year and Accounting Practices...................................................  26
         SECTION 5.12.  No Further Negative Pledges............................................................  26
         SECTION 5.13.  Minimum Consolidated Net Worth.........................................................  26
         SECTION 5.14.  Consolidated Leverage Ratio. ..........................................................  27
         SECTION 5.15.  Consolidated Interest Coverage Ratio...................................................  27
         SECTION 5.16.  Dividends and Distributions............................................................  27

ARTICLE VII.  MISCELLANEOUS....................................................................................  31
         SECTION 7.01.  Notices................................................................................  31
         SECTION 7.02.  Survival of Agreement..................................................................  31
         SECTION 7.03.  Binding Effect.........................................................................  32
         SECTION 7.04.  Successors and Assigns.................................................................  32
         SECTION 7.05.  Expenses; Indemnity....................................................................  32
         SECTION 7.06.  Right of Setoff........................................................................  34
         SECTION 7.07.  Applicable Law.........................................................................  34
         SECTION 7.08.  Waivers; Amendment.....................................................................  34
         SECTION 7.09.  Interest Rate Limitation...............................................................  35
         SECTION 7.10.  Entire Agreement.......................................................................  35
         SECTION 7.11.  Waiver of Jury Trial; Punitive Damages.................................................  35
         SECTION 7.12.  Severability...........................................................................  35
         SECTION 7.13.  Counterparts...........................................................................  36
         SECTION 7.14.  Headings...............................................................................  36
         SECTION 7.15.  Jurisdiction; Consent to Service of Process; Judgment Currency. .......................  36
         SECTION 7.16.  Confidentiality. ......................................................................  36


Exhibit A                  Note
Exhibit B                  Assignment and Acceptance